Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of ENDI Corp. of our report dated April 7, 2022 with respect to the financial statements of CrossingBridge Advisors, LLC as of December 31, 2021, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Brown, Edwards & Company, L.L.P.

Brown, Edwards & Company, L.L.P.

Lynchburg, Virginia
May 9, 2022

Brown Edwards Certified Public Accountants